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                                                             EXHIBIT 4.7(f)


             FOURTH AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT


         THIS FOURTH AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT (this "Fourth Amendment to Loan Agreement" or this "Fourth Amendment") is entered into on March 12, 1998 between NBD Bank ("NBD" or "Bank"), as lender, with offices at 611 Woodward Avenue, Detroit, Michigan 48226; Universal Standard Healthcare, Inc., formerly known as Universal Standard Medical Laboratories, Inc., a Michigan corporation ("USML"); Universal Standard Healthcare of Michigan, Inc., formerly known as Universal Standard Managed Care of Michigan, Inc., a Michigan corporation ("Michigan Managed Care"); Universal Standard Healthcare of Ohio, Inc., formerly known as Universal Standard Managed Care of Ohio, Inc., an Ohio corporation ("Ohio Managed Care"); Universal Standard Healthcare of Delaware, Inc., formerly known as Universal Standard Managed Care, Inc., a Delaware corporation ("Delaware Managed Care"); T.P.A., Inc., a Michigan corporation ("Processing"); and A/R Credit, Inc., a Michigan corporation ("AR Credit"), all of whose addresses are 26500 Northwestern Highway, Southfield, Michigan 48076.


                                    RECITALS

   This Fourth Amendment to Loan Agreement is based on the following recitals ("Recitals"), which are incorporated into and made a part of this Fourth
Amendment:

                  1. USML, Delaware Managed Care, Ohio Managed Care, Michigan Managed Care, Processing, AR Credit (each, an "Obligor" and collectively, the "Obligors"), and NBD are parties to a Revolving Credit and Loan Agreement dated April 30, 1997, as amended by a First Amendment to Revolving Credit and Loan Agreement dated September 26, 1997, by a Second Amendment to Revolving Credit and Loan Agreement dated November 30, 1997, and by a Third Amendment to Revolving Credit and Loan Agreement dated February 2, 1998 (as amended, and as may be further amended or restated from time to time, the "Loan Agreement"). In addition to the Loan Agreement, Bank and Obligors are parties to various other loan and security documents and guaranties more particularly described in or executed in connection with the Loan Agreement (which are defined as the "Loan Documents" in the Loan Agreement). Capitalized terms used but not defined in this Fourth Amendment have the same meanings given to those terms in the Loan Documents.

                  2. Obligors have advised that they face an approximate $3,000,000 cash flow shortfall. The Obligors' long term strategy to alleviate their cash flow shortfall is to sell USML securities or assets for net proceeds of at least $5,000,000 (the "Capital Transaction"). In the short term, the Obligors have requested that NBD make a $3,000,000 term loan to USML to be used to cure the out-of-formula condition under the Line of Credit and pay down all managed care claims to within 30 days of invoice date while USML uses its best faith efforts to complete the Capital Transaction. In addition, Obligors have again asked NBD to reset various financial covenants due to yet further defaults under these covenants.


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                  3. Obligors have requested and, subject to the terms hereof,
         Bank has agreed to amend the Loan Agreement as set forth in this Fourth Amendment.


                                    AGREEMENT

         Based on the foregoing Recitals (which are incorporated herein as representations, warranties, acknowledgments and agreements of the parties, as the case may be) and for other good and valuable consideration, the receipt and adequacy of which is mutually acknowledged by the parties hereto, Obligors and Bank agree as follows:

                  A. The definition of "Borrowing Base" in Section 1.1 of the Loan Agreement is amended in its entirety to read as follows:

                  "Borrowing Base" means as of the date of determination, the sum of (1) the following applicable percentage of Qualified Accounts, multiplied by, a person's Qualified Accounts reported in a Collateral Activity Report delivered in accordance with Section 6.4(b), plus, (2) the following applicable percentage of Qualified Inventory, multiplied by, a person's Qualified Inventory reported on a Collateral Activity Report delivered in accordance with Section 6.4(b), plus, (3) the following applicable percentage of Qualified Equipment, multiplied by, a person's Qualified Equipment reported in a Collateral Activity Report delivered in accordance with
                  Section 6.4(b), plus, (4) the following applicable percentage of Qualified Edit Accounts, multiplied by, a person's Qualified Edit Accounts reported on a Collateral Activity Report delivered in accordance with Section 6.4(b), minus, (5) 100% of the face amount of the Litigation Letter of Credit and 100% of all unreimbursed draws in connection with the Litigation Letter of Credit:

                  Qualified Accounts                                   up to 80%

                  Qualified Inventory                                  up to 50%

                  Qualified Equipment                                  up to 80%

                  Qualified Edit Accounts                              up to 80%

         Notwithstanding anything to the contrary contained in this Agreement
(a) Advances under the Line of Credit Loan against Qualified Inventory may not exceed $500,000 at any time and (b) Advances under the Line of Credit Loan against Qualified Edit Accounts may not exceed $1,000,000 at any time. All Qualified Accounts and Qualified Edit Accounts reported in the


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Borrowing Base must be net of reserves for contractual reimbursement levels and bad debt expense, and these reserves must be satisfactory to NBD in its Reasonable Credit Judgment."

                  B. The definition of "EBITDA" in Section 1.1 of the Loan Agreement is amended in to provide that in addition to these special charges set forth therein not counted in calculating EBITDA, the $18,842,000 special charge taken by Obligors on December 31, 1997 is also not taken into account in calculating EBITDA.

                  C. The definition of "Loan Documents" in Section 1.1 of the Loan Agreement is amended in its entirety to read as follows:

                  "Loan Documents" means this Agreement, the Notes, the Lease Documents, the Litigation Letter of Credit Documents, the Term Note, the CLF Stock Pledge Agreement, the documents and agreements delivered to the Bank in accordance with the Articles II and III of this Agreement, and all other agreements and documents or instruments now or hereafter executed by or on behalf of any one or more of the Obligors and delivered to Bank."

                  D. The Acquisition Facility is terminated and no further Loans will be made under the Acquisition Facility.

                  E. Section 2.4 of the Loan Agreement is amended in its entirety to read as follows:

                  "2.4 Term Loan. Simultaneously with the execution of the Fourth Amendment, $____________ in principal outstanding under the Line of Credit on the date of the Fourth Amendment together with $___________ in new advances are made available to USML (the "Term Loan"). The Term Loan is evidenced by the Term Note dated on or about the same date as the Fourth Amendment and attached to the Fourth Amendment as Exhibit A. The Term Loan bears interest and is repayable as set forth in the Term Note. The Term Loan must be prepaid from the first dollars of any proceeds received from any Capital Transaction. The fact that the Term Loan must be prepaid from the proceeds of any Capital Transaction does not in any way waive or modify any term or condition of the Loan Documents with respect to Events of Default or consents that may be required by NBD with respect any Capital Transaction."

                  F. In addition to the Defaults and Events of Default set forth in the Loan Documents, it is an Event of Default under the Loan Documents (for which there is no cure period) if on or before March 24, 1998, CLF L.P., a Cayman Islands limited partnership and CLF Limited, a Cayman Islands corporation have not granted to NBD a



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         first-priority, properly perfected, lien and security interest in
         219,175 shares of the common, publicly traded, voting, stock of USML (collectively, the "CLF Pledged Shares") as additional collateral security for the Obligations in accordance with the terms of a stock pledge agreement satisfactory to NBD in its sole discretion (the "CLF Stock Pledge Agreement"). Physical possession of the original share certificates representing the CLF Pledged Shares, together with appropriate Assignment Separate from Certificate executed in blank with respect to the CLF Pledged Shares, must be delivered to NBD by no later than March 24, 1998, or this will be an Event of Default under the Loan Documents for which there is no cure period. If no Event of Default occurs on or after the date of the Fourth Amendment, then NBD agrees that the CLF Pledged Shares will be released when the Term Loan has been repaid in full.

                  G. NBD's commitment to make Loans under the Line of Credit is terminated. Any further loans made under the Line of Credit will be made by NBD in NBD's sole and absolute discretion. Without limiting the generality of the foregoing, the fact that NBD makes one or more advances under the Line of Credit does not obligate NBD to make any further advances under the Line of Credit.

                  H. The Commitment Fee is modified to provide that it is now an unused line fee that is calculated in the same manner and payable in the same manner as the Commitment Fee.

                  I. In addition to other reporting requirements contained in the Loan Documents, within 7 days after March 31, 1998, and 7 days after April 30, 1998, Obligors must provide to NBD a report, as of the preceding month-end, satisfactory in form and substance to NBD showing, with respect to all managed care contracts, on a contract by contract basis, a listing of all premiums earned by Obligors but not yet paid to Obligors and an aging of outstanding claims under the Managed Care contracts not yet paid by Obligors (the "Managed Care Reports"). After April 30, 1998, Obligors must provide the Managed Care Reports to NBD on Tuesday of each week, as of Friday of the preceding week.

                 J. Effective as of December 31, 1997, subsections 6.1A through D are amended in their entirety to read as follows:

                 "A.      Consolidated  Current  Ratio.  Maintain  at all
                  times a  Consolidated Current Ratio of not less than .65 to 1.

                  B. Consolidated Funded Debt Ratio. Maintain at all times a Consolidate Funded Debt Ratio of not greater than
                  1.15 to 1.

                  C. Consolidated Debt Service Coverage Ratio. Maintain a Consolidated Debt Service Coverage Ratio of not less than (i) .70 to 1 for periods ending between December 31, 1997 and June 29,



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                  1998 and (ii) .78 to 1 for the period ended June 30, 1998 and periods thereafter. This financial covenant will be measured as of the last day of each fiscal quarter of the Obligors on a trailing four quarter basis.

                  D. Consolidated Leverage Ratio. Maintain at all times a Consolidated Leverage Ratio of not greater than (i) 6 to 1 for the period from December 31, 1997 through June 29, 1998 and
                  (ii) 5.50 to 1 on and after June 30, 1998."

                  K. Within 30 days after the earlier of (1) any Obligor's receipt of any proceeds of any Capital Transaction or (2) July 15, 1998, NBD and the Obligors agree to meet to discuss and attempt to agree on amending and resetting the financial covenants through the latest maturity date of any of the Loans. If for any reason NBD and the Obligors are unable to agree on the amended and reset financial covenants within the 30 day period referred to in the immediately preceding sentence, then such event constitutes an Event of Default under all of the Loan Documents for which there is no cure period.

                  L. Simultaneously with the execution of this Fourth Amendment, USML must pay NBD a $100,000 fee in exchange for NBD's agreement to reset the financial covenants in Sections 6.1A-D of the Loan Agreement (thereby waiving the existing defaults under these covenants) in the manner and to the extent provided in this Fourth Amendment (the "Waiver Fee"). The Waiver Fee is in addition to all other fees and interest due NBD. The Waiver Fee is fully earned by NBD upon execution of the Fourth Amendment. In addition to the Waiver Fee, USML must pay NBD a $25,000 facility fee (the "Additional Facility Fee") on July 15, 1998 if the Term Loan is not paid in full on or before June 30, 1998 or if an Event of Default occurs between the date of the Fourth Amendment and June 30, 1998. The Additional Facility Fee is in addition to all other fees and interest due NBD. Payment of the Additional Facility Fee does not waive any Event of Default or Default that may exist at any time. The fact that NBD has waived certain financial covenant violations (or reset the financial covenants) in this Fourth Amendment and in previous agreements does not in any way create any obligation on NBD's part, or right or expectation of any of the Obligors, that NBD will waive, amend or modify any future covenants or covenant defaults.

                  M. Simultaneously with the execution of this Fourth Amendment, all of each Obligor's payments due NBD must be paid in full. Each Obligor must timely make all payments due NBD on and after the date of the Fourth Amendment.

                  N. Prior to the date of the Fourth Amendment and while the Obligors and NBD were discussing the Term Loan, NBD allowed the loans under the Line of Credit to exceed the Borrowing Base and honored certain overdrafts. On and after the date of the Fourth Amendment, no further overdrafts or Loans in excess of the Borrowing Base will be allowed.




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                  O. From and after the date of this Fourth Amendment,
         references in the Loan Documents (i) to the "Loan Agreement" are to be treated as referring to the Loan Agreement as amended by this Fourth Amendment; (ii) to "obligations" and "Obligations" are to be treated as referring to all indebtedness and obligations referred to in this Fourth Amendment (including the obligations under the Term Loan and Term Note); (iii) to "Loan" and "Loans" includes the Term Loan; (iv) to "Note" or "Notes" includes the Term Note and any amendments or restatements thereof; and (v) to "Collateral" includes all collateral security granted to NBD in connection with this Fourth Amendment, including the CLF Pledged Shares.

                  P. Prior to or simultaneously with execution and delivery of this Fourth Amendment, Obligors must cause to be executed and delivered to Bank such financing statements, resolutions and other agreements that Bank may require to effectuate the transactions contemplated by this Fourth Amendment. Obligors must pay all costs and expenses (including attorneys' fees) incurred by Bank in connection with this Fourth Amendment.

                  Q. Obligors expressly acknowledge and agree that all collateral security and security interests, liens, pledges, guaranties, and mortgages heretofore or hereafter granted Bank including, without limitation, such collateral, security interests, liens, pledges, and mortgages granted under the Loan Documents, extend to and cover all of each Obligor's Obligations to Bank, now existing or hereafter arising including, without limitation, those arising in connection with this Fourth Amendment (including the Term Loan) and under all guaranty agreements now or in the future given by one or more of the Obligors in Bank's favor, upon the terms set forth in such agreements, all of which security interests, liens, pledges, and mortgages are ratified, reaffirmed, confirmed and approved.

                  R. Obligors represent and warrant to the NBD that:

                           (1) (a) The execution, delivery and performance of
                  this Fourth Amendment by the Obligors and all agreements and documents delivered by Obligors in connection with this Fourth Amendment have been duly authorized by all necessary corporate or other organizational action and does not and will not require any consent or approval of its stockholders or members, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or of its articles of incorporation, articles of organization, or bylaws, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Obligor is a party or by which it or its properties may be bound or affected.

                               (b) No authorization, consent, approval, license,
                  exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be



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                  necessary to the valid execution, delivery or performance
                  by Obligors of this Fourth Amendment and all agreements and documents delivered in connection with this Fourth Amendment.

                                    (c) This Fourth Amendment and all agreements
                  and documents delivered by Obligors in connection with this Fourth Amendment are the legal, valid and binding obligations of Obligors enforceable against each of them in accordance with the terms thereof.

                           (2) After giving effect to the amendments contained
                  in this Fourth Amendment, all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                           (3) Obligors's financial statements furnished to NBD,
                  fairly present Obligors's financial condition as at such dates and the results of Obligors's operations for the periods indicated, all in accordance with generally accepted accounting principles applied on a consistent basis, and since the date of the last such financial statement there has been no material adverse change in such financial condition.

                           (4) After giving effect to this Fourth Amendment no
                  Default or Event of Default has occurred and is continuing or will exist on the date of this Fourth Amendment under the Loan Agreement or any of the other Loan Documents.

                  S. The terms and provisions of this Fourth Amendment amend, add to and constitute a part of the Loan Agreement. Except as expressly modified and amended by the terms of this Fourth Amendment, all of the other terms and conditions of the Loan Agreement and the other Loan Documents (including all guaranties, which, without limitation, extend to and cover the Obligations arising in connection with the Lease Transactions and the Lease Documents) remain in full force and effect and are hereby ratified, reaffirmed, confirmed, and approved.

                  T. If there is an express conflict between the terms of this Fourth Amendment to Loan Agreement and the terms of the Loan Agreement or the other Loan Documents, the terms of this Fourth Amendment govern and control.

                  U. This Fourth Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument.

                  V. If customers, buyers, investors, potential alternative financing sources or other parties make inquiry of NBD as to the current lending relationship among NBD and



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         any one or more of the Obligors, the Obligors agree that NBD may refer such inquiries to the Obligors.

                  W. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                  X. There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Fourth Amendment other than those which are set forth in this Fourth Amendment.

                  Y. RELEASE. AS OF THE DATE HEREOF EACH OBLIGOR REPRESENTS AND WARRANTS THAT IT IS UNAWARE OF, AND POSSESSES, NO CLAIMS OR CAUSES OF ACTION AGAINST NBD. NOTWITHSTANDING THIS REPRESENTATION AND AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, EACH OBLIGOR INDIVIDUALLY, JOINTLY, SEVERALLY, AND JOINTLY AND SEVERALLY, EACH OF THEIR EMPLOYEES, AGENTS, EXECUTORS (TO THE EXTENT PERMITTED BY APPLICABLE LAW WITH RESPECT TO EMPLOYEES, AGENTS, AND EXECUTORS), SUCCESSORS AND ASSIGNS HEREBY RELEASE NBD, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF ACTION WHICH NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FORGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY NBD UNDER THE LOAN DOCUMENTS, AND THE BUSINESS RELATIONSHIP WITH NBD.

                  Z. WAIVER OF JURY TRIAL AND ACKNOWLEDGMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. NBD AND OBLIGORS EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENTS BETWEEN ANY OF THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF



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         JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED
         BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

NBD BANK


By:   /s/  Robert B. Greene
   ----------------------------------------
      Robert B. Greene
      First Vice President


UNIVERSAL STANDARD
HEALTHCARE, INC.


By:   /s/ Alan S. Ker
   ----------------------------------------
       Alan S. Ker
       Vice President Finance and Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF MICHIGAN, INC.


By:   /s/ Alan S. Ker
   ----------------------------------------
         Alan S. Ker, Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF OHIO, INC.


By:   /s/ Alan S. Ker
   ----------------------------------------
         Alan S. Ker, Treasurer



[Signatures continued on following page]




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[Signature continued from preceding page]



UNIVERSAL STANDARD HEALTHCARE
OF DELAWARE, INC.

By:   /s/ Alan S. Ker
   ----------------------------------------
          Alan S. Ker, Treasurer


A/R CREDIT, INC.


By:   /s/ Alan S. Ker
   ----------------------------------------
          Alan S. Ker, Treasurer


T.P.A., INC.


By:   /s/ Alan S. Ker
   ----------------------------------------
          Alan S. Ker, Treasurer


Exhibit A - Term Note



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